EX. –12(b)(i)

CERTIFICATION

I, Donald C. Cacciapaglia, President of Security Equity Fund (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated June 5, 2013

/s/ Donald C. Cacciapaglia

Donald C. Cacciapaglia, President

EX. –12(b)(ii)

CERTIFICATION

I, Nikolaos Bonos, Treasurer of Security Equity Fund (the “Registrant”) certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 5, 2013

/s/ Nikolaos Bonos

Nikolaos Bonos, Treasurer